Exhibit 99.1


    Sonic Solutions Reports Selected Preliminary Financial Results for Fourth Quarter Ended March 31, 2007; Updates Guidance


    NOVATO, Calif.--(BUSINESS WIRE)--May 17, 2007--Sonic Solutions(R) (NASDAQ:SNIC) today announced the following selected preliminary unaudited financial results for the fourth quarter ended March 31, 2007.

    Selected Preliminary Financial Results

    Net revenue for the quarter was $38.1 million. Cost of revenue, excluding any stock-based compensation costs, was $9.0 million. Included in cost of revenue is $1.4 million of expense related to the amortization of acquired intangibles. Marketing and sales expenses, excluding any stock-based compensation costs, were $8.6 million. Research and development expenses, excluding any stock-based compensation costs, were $11.7 million. General and administrative expenses, excluding any stock-based compensation costs, were $4.9 million, of which $0.6 million represented legal and professional expenses associated with the stock option review. Other income (net of other expenses) was $0.2 million. For the quarter ended March 31, 2007, the number of shares outstanding on a fully diluted basis was approximately 27.5 million.

    As of March 31, 2007, Sonic had cash and cash equivalents of $17.1 million and short term investments of $47.3 million. Bank debt at March 31, 2007 was $20.0 million.

    Guidance

    For the first fiscal quarter ending June 30, 2007, the Company's management anticipates net revenue, on a GAAP basis, will be between $33 million and $35 million. Cost of revenue, as a percentage of net revenue and excluding expenses related to the amortization of intangibles and stock-based compensation, is estimated to be 19%. Operating expenses, excluding stock-based compensation costs and any one-time charges associated with the Company's option review, are estimated to be $25 million.

    Options Review

    The Company's selected preliminary results and guidance may be adjusted as a result of the expected restatement of historical results. As previously announced on February 1, 2007, Sonic has commenced a voluntary review of its historical and current stock option grant practices and related accounting. Based on the review, the audit committee and Sonic management have concluded that, under applicable accounting guidance, Sonic lacks sufficient documentation for certain historical option grants and that the measurement dates associated with these option grants will need to be adjusted. Further, as previously announced, the audit committee, after consultation with management and the Company's board of directors, has determined that the Company's annual and interim financial statements may no longer be relied upon.

    Sonic believes it will have to record additional cash and non-cash charges for stock-based compensation expense and restate previous financial statements, and that such charges will be material. Sonic is not yet able to determine the amount of such charges or the resulting tax and accounting impact of these actions. Sonic intends to file its restated financial results and related periodic reports as quickly as possible.

    All results and guidance reported today are presented without taking into account any adjustments to either current or previously reported results that may be required in connection with any restatement and should be considered preliminary until Sonic files its annual report on Form 10-K for the fiscal year ended March 31, 2007, its quarterly report on Form 10-Q for the third quarter ended December 31, 2006, and any required restatement of historical financial statements. Investors are cautioned that Sonic is unable to provide reconciliations to corresponding U.S. Generally Accepted Accounting Principles ("GAAP") measures for the non-GAAP information provided in this press release due to the ongoing options practice and accounting review. The non-GAAP information includes those measures that exclude stock-based compensation costs and/or other expenses that would otherwise be included in the applicable GAAP measures.

    Continued Nasdaq Listing

    As previously announced, on April 23, 2007, the Company received a letter from a Nasdaq Listing Qualifications Panel (the "Panel") notifying the Company that the Panel had granted the Company's request for continued listing of its securities on the Nasdaq Global Select Market. The Company's continued listing is subject to certain conditions, including: (1) on or before June 20, 2007, the Company must file its Form 10-Q for the quarter ended December 31, 2006, as well as any required restatements; (2) on or before July 23, 2007, the Company must hold its 2006 annual shareholder meeting; and (3) the Company must provide Nasdaq with additional information regarding the Company's previously announced voluntary review of its historical and current stock option grant practices and related accounting. The Company is currently unable to determine if it will be able to satisfy the conditions specified by the Panel by their respective deadlines. Should the Company be unable to meet the conditions set forth in the Panel's decision, there can be no assurance that Nasdaq will grant an additional extension of time or that the Company's securities will continue to be listed on The Nasdaq Stock Market.

    Call Details

    Sonic will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today to discuss its preliminary financial results for the fourth quarter ended March 31, 2007. Investors are invited to listen to Sonic's quarterly conference call on the investor section of Sonic's website at www.sonic.com. A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until 9:00 p.m. PDT, midnight EDT, Monday May 21, 2007, and can be accessed by dialing 719/457-0820 or 888/203-1112 and entering confirmation code 5035094.

    About Sonic Solutions

    Sonic Solutions (NASDAQ:SNIC)(http://www.sonic.com) enables the creation, management, and enjoyment of digital media content from Hollywood to home. Sonic's products range from the advanced authoring systems used to produce Hollywood DVD, HD DVD, and Blu-ray Disc film releases to the award-winning Roxio(R)-branded photo, video, music, and digital-media management applications. Sonic's patented technologies and AuthorScript(R) media engine are relied upon by leading technology firms to define rich media experiences on a wide array of consumer electronics, mobile devices, set-top players, retail kiosks, and PCs. Always an innovator, Sonic has taken a leading role in helping professional and consumer markets make the successful transition to the new high-definition media formats and, through Sonic DVD On Demand(TM), defining new models for the digital distribution of premium Hollywood entertainment. Sonic Solutions is headquartered in Marin County, California.

    Sonic, the Sonic logo, Sonic Solutions, AuthorScript, Sonic DVD On Demand and Roxio are trademarks or registered trademarks of Sonic
Solutions or its subsidiaries in the United States and/or other countries. All other company or product names are trademarks or registered trademarks of their respective owners and, in some cases, are used by Sonic under license.

    Forward-Looking Statements

    This press release and Sonic's quarter ended March 31, 2007 earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include expectations regarding revenue, income, expenses, capitalization and other guidance for the quarter ending June 30, 2007, and the fiscal year ending March 31, 2008; views regarding opportunities presented by the "download and burn" business model; Sonic's ability to strengthen relationships with end-users; the evolution of, and opportunities for Sonic arising from, next-generation high-definition formats and channels; future market opportunities; views regarding the status and preliminary conclusions of Sonic's review of its historical and current stock option grant practices and related accounting; the expected impact and consequences of this review, including the expected restatement of Sonic's historical financial statements; the time required to complete the review process; Sonic's ability to satisfy the conditions imposed by a Nasdaq Listing Qualifications Panel for continued listing of Sonic's securities on the Nasdaq Global Select Market; and potential impact of pending litigation in which the Company, its directors, and/or its executive officers may be involved.

    These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timely introduction and acceptance of new products, including but not limited to Sonic's high-definition series products; the costs associated with new product introduction and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses, new product introductions, cost of Sarbanes Oxley ("SOX") compliance or business expansion; loss of significant customers or key suppliers; risks related to acquisitions and international operations; costs associated with litigation or prosecution and intellectual property claims; and changes in effective tax rates. Other risks and uncertainties that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to, the timing, final results and final conclusions of the audit committee's review concerning matters related to Sonic's stock option grants, including but not limited to, the accuracy of the stated dates of option grants and whether all proper procedures were followed; the impact of any restatement of financial statements, including but not limited to the determination, as a result of the re-auditing of certain prior period financials statements, of additional restatement items beyond the restatement of non-cash stock-based compensation items, the impact of which may be material, or the effects of other actions that may be taken or required as a result of such review; tax issues or liabilities that relate to adjustments to the measurement dates associated with Company stock options; effects relating to Sonic's inability to timely file reports with the Securities and Exchange Commission; changes to the anticipated scope of the issues beyond the timing and accuracy of measurement dates for option awards to issues that Sonic does not currently realize exist; the impact of any litigation or governmental investigations or proceedings arising out of or related to Sonic's stock option grant practices or any restatement of its financial statements; Sonic's failure to satisfy conditions for continued listing on the NASDAQ Global Select Market; and the impact of any further determinations by the Nasdaq Listing Qualifications Panel. This press release should be read in conjunction with Sonic's most recent annual report on Form 10-K and Form 10-K/A and Sonic's other reports on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.


    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000
             Fax: 415-893-8008
             Email: clay_leighton@sonic.com
             Chief Financial Officer
             or
             StreetSmart Investor Relations
             Brooke Deterline, 415-893-7824
             Anne Leschin, 415-775-1788
             Email: investinsonic@sonic.com